As filed with the Securities and Exchange Commission on July 16, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERISIGN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3221585
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

487 East Middlefield Road

Mountain View, California 94043

(Address of Principal Executive Offices) (Zip Code)

2006 Equity Incentive Plan

1998 Employee Stock Purchase Plan, as amended

inCode Telecom Group, Inc. 2001 Stock Option Plan

(Full titles of the Plans)

William A. Roper, Jr.

President and Chief Executive Officer

VeriSign, Inc.

487 East Middlefield Road

Mountain View, California 94043

(Name and Address of Agent For Service)

Copies to:

Richard H. Goshorn, Esq.	Jeffrey R. Vetter, Esq.
Senior Vice President, General Counsel and Secretary	Fenwick & West LLP
VeriSign, Inc.	Silicon Valley Center
487 East Middlefield Road	801 California Street
Mountain View, California 94043	Mountain View, California 94041

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share (1)
2006 Equity Incentive Plan	27,000,000	(2)	$32.71	(6)	$883,170,000.00	(6)	$27,113.32
1998 Employee Stock Purchase Plan, as amended	2,464,189	(3)	$27.80	(6)	$68,504,454.20	(6)	$2,103.09
inCode Telecom Group, Inc. 2001 Stock Option Plan	49,647	(4)	$10.22	(7)	$507,392.34	(7)	$15.58
Stock Options	925,000	(5)	$55.94	(5)	$51,744,500.00	(5)	$1,588.56

(1)	Each share of common stock includes Preferred Stock Purchase Rights that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.
(2)	Represents shares available for issuance as of May 26, 2006 under the Registrant’s 2006 Equity Incentive Plan.
(3)	Represents shares automatically reserved for issuance under the Registrant’s 1998 Employee Stock Purchase Plan, as amended. Shares available for issuance under the Registrant’s 1998 Employee Stock Purchase Plan, as amended, were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on January 30, 1998 (Registration No. 333-45237).
(4)	Represents shares subject to issuance upon the exercise of outstanding stock options under the inCode Telecom Group, Inc. 2001 Stock Option Plan that were assumed by the Registrant on November 30, 2006 pursuant to an Agreement and Plan of Merger by and among the Registrant, a wholly owned subsidiary of the Registrant, inCode Telecom Group, Inc. and John Donovan, as Representative, dated November 21, 2006.
(5)	Represents shares subject to issuance upon the exercise of outstanding non-plan stock options issued to Stratton D. Sclavos on August 1, 2001. Each non-plan stock option provides Mr. Sclavos the right to purchase one share of the Registrant’s common stock at an exercise price of $55.94 per share.
(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the Nasdaq Global Market on July 11, 2007. For the Registrant’s 1998 Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under such plan.
(7)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

PART I

Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information. (1)

Item 2.	Registrant Information and Employee Plan Annual Information. (1)

(1)	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

I-1

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

VeriSign, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (No. 000-23593) filed with the Commission on July 12, 2007 pursuant to Section 13 of the Exchange Act;

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission subsequent to July 13, 2007;

(c)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above;

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (No. 000-23593) filed with the Commission on September 30, 2002, together with Amendment No. 1 on Form 8-A/A filed with the Commission on March 19, 2003, and including any other amendments or reports filed for the purpose of updating such description;

(e)	The description of the Registrant’s Preferred Stock Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A (No. 000-23593) filed with the Commission on September 30, 2002, including any amendments or reports filed for the purpose of updating such description;

(f)	The Registrant’s Registration Statement on Form S-8 (No. 333-45237) filed with the Commission on January 30, 1998; and

(g)	The Registrant’s Proxy Statement on Schedule 14A (No. 000-23593) filed with the Commission on April 10, 2006 pursuant to Section 14a of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by the DGCL, the Registrant’s Certificate of Incorporation, as amended, provides that its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding unlawful payments of dividends and unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, as permitted by Section 145 of the DGCL, the Bylaws of the Registrant, as amended, provide that:

(i) the Registrant is required to indemnify to the fullest extent authorized by law, subject to certain very limited exceptions, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith;

(ii) the Registrant is required to advance expenses, as incurred, to its indemnitees in connection with defending a legal proceeding; provided, however, that, if the DGCL so requires, an advancement of expenses to a director or officer will be made only if an undertaking is delivered to the corporation to repay all amounts advanced if it is ultimately determined that indemnification is unavailable;

(iii) an indemnitee may bring suit against the Registrant to recover the unpaid amount of any claim within 60 days after a written claim has been received by the Registrant;

(iv) the rights conferred in the Bylaws, as amended, are not exclusive. The Registrant’s obligation to indemnify an indemnitee must be reduced by any amounts such indemnitee receives (1) from insurance policies purchased by the Registrant, (2) from another corporation, partnership, joint venture, trust or other enterprise for whom the indemnitee was serving at the request of the Registrant, or (3) under any other applicable indemnification provision; and

(v) the Registrant may indemnify and advance expenses to employees and agents of the Registrant to the same extent as it provides indemnification and advancement of expenses to its directors and officers, except as otherwise directed by law, its Certificate of Incorporation, the Bylaws, agreement or vote.

The Registrant has entered or intends to enter into Indemnification Agreements with each of its current directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Certificate of Incorporation and to provide additional procedural protections.

The Registrant, with approval by the Registrant’s Board of Directors, has obtained directors’ and officers’ liability insurance.

See also the undertakings set out in response to Item 9.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Third Amended and Restated Certificate of Incorporation of the Registrant.	S-1/A	333-40789	3.03	1/29/98

4.2	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Registrant dated May 27, 1999.	S-8	333-82941	4.03	7/15/99

4.3	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Registrant dated June 8, 2000.	S-8	333-39212	4.03	6/14/00

4.4	Amended and Restated Bylaws of the Registrant, effective December 18, 2002.	10-Q	000-23593	3.1	5/14/03

4.5	Amended and Restated Article II, Section 2 of the Bylaws of the Registrant, effective December 18, 2002.	8-K	000-23593	3.1	5/6/05

4.6	Amended and Restated Article II, Sections 3, 4, 9, 10 and 11 of the Bylaws of the Registrant, effective February 28, 2007.	8-K	000-23593	3.1	3/6/07

4.7	Rights Agreement dated as of September 27, 2002, between the Registrant and Mellon Investor Services LLC, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Summary of Stock Purchase Rights and as Exhibit C the Form of Rights Certificate.	8-A	000-23593	4.01	9/30/02

4.8	Amendment to Rights Agreement dated as of February 11, 2003, between the Registrant and Mellon Investor Services LLC, as Rights Agent.	8-A/A	000-23593	4.02	3/19/03

4.9	Registrant’s 2006 Equity Incentive Plan, as adopted 5/26/06.	10-Q	000-23593	10.02	7/12/07

4.10	Registrant’s 2006 Equity Incentive Plan, form of Stock Option Agreement.	10-Q	000-23593	10.03	7/12/07

4.11	Registrant’s 2006 Equity Incentive Plan, form of Employee Restricted Stock Unit Agreement.	10-Q	000-23593	10.04	7/12/07

4.12	Registrant’s 2006 Equity Incentive Plan, form of Non-Employee Director Restricted Stock Unit Agreement.	10-Q	000-23593	10.05	7/12/07

4.13	inCode Telecom Group, Inc. 2001 Stock Option Plan.					X

4.14	Form of Stock Option Agreement and Stand-Alone Stock Option Agreement under the inCode Telecom Group, Inc. 2001 Stock Option Plan.					X

4.15	inCode Telecom Group, Inc. Sub-Plan for UK Employees under the inCode Telecom Group, Inc. 2001 Stock Option Plan, including form of Stock Option Agreement under the inCode Telecom Group, Inc. UK Sub-Plan of the 2001 Stock Option Plan.					X

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.16	Form of Stock Option Agreement-Canada, Stand-Alone Stock Option Agreement-Canada, Stock Option Agreement-International, French Stock Option Agreement, Stock Option Agreement-PRC under the inCode Telecom Group, Inc. 2001 Stock Option Plan.					X

4.17	Form of Non-Plan Option Agreement.					X

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-7 of this Registration Statement).					X

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 16th day of July, 2007.

VERISIGN, INC.

By:	/s/ William A. Roper, Jr.
William A. Roper, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of VeriSign, Inc., a Delaware corporation, do hereby constitute and appoint William A. Roper, Jr. and Richard H. Goshorn, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William A. Roper, Jr. William A. Roper, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 16, 2007

/s/ Albert E. Clement Albert E. Clement	Executive Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	July 16, 2007

/s/ Edward A. Mueller Edward A. Mueller	Chairman of the Board	July 16, 2007

/s/ D. James Bidzos D. James Bidzos	Vice Chairman of the Board	July 16, 2007

/s/ William L. Chenevich William L. Chenevich	Director	July 16, 2007

/s/ Michelle Guthrie Michelle Guthrie	Director	July 16, 2007

/s/ Scott G. Kriens Scott G. Kriens	Director	July 16, 2007

/s/ Roger H. Moore Roger H. Moore	Director	July 16, 2007

/s/ Louis A. Simpson Louis A. Simpson	Director	July 16, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Third Amended and Restated Certificate of Incorporation of the Registrant.	S-1/A	333-40789	3.03	1/29/98

4.2	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Registrant dated May 27, 1999.	S-8	333-82941	4.03	7/15/99

4.3	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the Registrant dated June 8, 2000.	S-8	333-39212	4.03	6/14/00

4.4	Amended and Restated Bylaws of the Registrant, effective December 18, 2002.	10-Q	000-23593	3.1	5/14/03

4.5	Amended and Restated Article II, Section 2 of the Bylaws of the Registrant, effective December 18, 2002.	8-K	000-23593	3.1	5/6/05

4.6	Amended and Restated Article II, Sections 3, 4, 9, 10 and 11 of the Bylaws of the Registrant, effective February 28, 2007.	8-K	000-23593	3.1	3/6/07

4.7	Rights Agreement dated as of September 27, 2002, between the Registrant and Mellon Investor Services LLC, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Summary of Stock Purchase Rights and as Exhibit C the Form of Rights Certificate.	8-A	000-23593	4.01	9/30/02

4.8	Amendment to Rights Agreement dated as of February 11, 2003, between the Registrant and Mellon Investor Services LLC, as Rights Agent.	8-A/A	000-23593	4.02	3/19/03

4.9	Registrant’s 2006 Equity Incentive Plan, as adopted 5/26/06.	10-Q	000-23593	10.02	7/12/07

4.10	Registrant’s 2006 Equity Incentive Plan, form of Stock Option Agreement.	10-Q	000-23593	10.03	7/12/07

4.11	Registrant’s 2006 Equity Incentive Plan, form of Employee Restricted Stock Unit Agreement.	10-Q	000-23593	10.04	7/12/07

4.12	Registrant’s 2006 Equity Incentive Plan, form of Non-Employee Director Restricted Stock Unit Agreement.	10-Q	000-23593	10.05	7/12/07

4.13	inCode Telecom Group, Inc. 2001 Stock Option Plan.					X

4.14	Form of Stock Option Agreement and Stand-Alone Stock Option Agreement under the inCode Telecom Group, Inc. 2001 Stock Option Plan.					X

4.15	inCode Telecom Group, Inc. Sub-Plan for UK Employees under the inCode Telecom Group, Inc. 2001 Stock Option Plan, including form of Stock Option Agreement under the inCode Telecom Group, Inc. UK Sub-Plan of the 2001 Stock Option Plan.					X

4.16	Form of Stock Option Agreement-Canada, Stand-Alone Stock Option Agreement-Canada, Stock Option Agreement-International, French Stock Option Agreement, Stock Option Agreement-PRC under the inCode Telecom Group, Inc. 2001 Stock Option Plan.					X

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.17	Form of Non-Plan Option Agreement.					X

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-7 of this Registration Statement).					X